Exhibit 10.56

TERMINATION OF AGREEMENTS,
SETTLEMENT OF CLAIM AND MUTUAL GENERAL RELEASES

THIS TERMINATION OF AGREEMENTS, SETTLEMENT OF CLAIM AND MUTUAL GENERAL RELEASES (“Release Agreement”) is hereby entered into this 3rd day of March, 2011, by and between OLD STAIRS CO. LLC, formerly known as WM Coffman LLC (“Old Stairs”), with an address at c/o P&F Industries, Inc., 445 Broadhollow Rd., Melville New York 11747, P&F INDUSTRIES, INC. (“P&F”), with an address at 445 Broadhollow Rd., Melville, New York 11747, Visador Holdings LLC, formerly known as Visador Holding Corporation (“Visador”) with an address at 3810 Pleasant Valley Road, Attalla, Alabama 35954 and CS Divestiture LLC, formerly known as Coffman Stairs, LLC (“CSD”), with an address at 3810 Pleasant Valley Road, Attalla, Alabama 35954.

Whereas, on or about June 8, 2009, Old Stairs was formed by a transaction (the “Formation”) pursuant to which, among other things, CSD, a subsidiary of Visador, and certain subsidiaries of P&F sold various assets to Old Stairs in exchange for, among other things, certain cash payments, assumption of liabilities and notes payable (the business formed pursuant to the Formation shall be referred to herein as the “Business”); and

Whereas, on and after June 8, 2009, and attendant to the Formation, Old Stairs, P&F, CSD, Visador and certain of their respective affiliates , entered into certain ancillary agreements listed on Schedule A attached hereto (the “Formation Agreements”); and

Whereas, in or about June 2010, Old Stairs’ lender, PNC Bank, N.A. (“PNC”), exercised its rights under its loan documents and the Uniform Commercial Code and foreclosed on substantially all of the assets of Old Stairs; and

Whereas, P&F asserts a claim against Old Stairs in the total amount of $10,628,346.37 (the “P&F Claim”); and

Whereas, Visador asserts a claim against Old Stairs in the total amount of $4,445,450.57 (the “Visador Claim”); and

Whereas, Old Stairs has acknowledged that the P&F Claim and the Visador Claim are due and owing by Old Stairs, without offset or counterclaim; and

Whereas, the parties hereto desire to provide for (a) settlement of the Visador Claim, (b) termination of all Formation Agreements, and (c) the exchange of mutual general releases among the parties.

NOW, THEREFORE, in consideration of the promises and covenants herein, and for other good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, the parties hereto agree as follows:

1.  Payment of the Claim.  In full and complete satisfaction of the Visador Claim, immediately upon execution of this Release Agreement by all parties hereto, Old Stairs shall pay to Visador (or its designee) the sum of $110,000.00 in cash by wire transfer (the “Visador Payment”).

2.  Termination of the Formation Agreements.  The parties acknowledge that Old Stairs has ceased doing business.  Effective with receipt by Visador (or its designee) of the Visador Payment, the obligations of each party under each and every one of the Formation Agreements are and shall be deemed to be terminated by mutual consent according to their respective terms and provisions, without any further obligations, liabilities, debts or duties on the part of any party thereto.

3.  Release by Visador.  Visador, together with its affiliates, successors and assigns, hereby releases and discharges Old Stairs and P&F, and their respective affiliates, representatives, agents, administrators, successors, assigns, shareholders, members, managers, direct and indirect subsidiaries, direct and indirect parent companies, officers, directors and attorneys from any and all obligations, debts, losses, damages, liabilities, contracts, controversies, agreements, premises, claims, causes of action, and demands of any kind whatsoever at law or in equity, direct or indirect, known or unknown, discovered or undiscovered, asserted or unasserted, contingent or fixed, matured or unmatured, which Visador, its affiliates, successors and assigns, ever had, now has, or hereafter can, shall or may have, arising from the beginning of time to the date hereof (collectively, the “Visador Claims”), including, without limitation, Visador Claims arising from or related to the Formation Agreements; provided, that the foregoing shall not apply to any claims under this Release Agreement.

4.  Release by CSD.  CSD, together with its affiliates, successors and assigns, hereby releases and discharges Old Stairs and P&F, and their respective affiliates, representatives, agents, administrators, successors, assigns, shareholders, members, managers, direct and indirect subsidiaries, direct and indirect parent companies, officers, directors and attorneys from any and all obligations, debts, losses, damages, liabilities, contracts, controversies, agreements, premises, claims, causes of action, and demands of any kind whatsoever at law or in equity, direct or indirect, known or unknown, discovered or undiscovered, asserted or unasserted, contingent or fixed, matured or unmatured, which CSD, its affiliates, successors and assigns, ever had, now has, or hereafter can, shall or may have, arising from the beginning of time to the date hereof (collectively, the “CSD Claims”), including, without limitation, CSD Claims arising from or related to the Formation Agreements; provided, that the foregoing shall not apply to any claims under this Release Agreement.

5.  Release by Old Stairs.  Old Stairs, together with its affiliates, successors and assigns, hereby releases and discharges Visador and CSD, and their respective affiliates, representatives, agents, administrators, successors, assigns, shareholders, members, managers, direct and indirect subsidiaries, direct and indirect parent companies, officers, directors and attorneys from any and all obligations, debts, losses, damages, liabilities, contracts, controversies, agreements, premises, claims, causes of action, and demands of any kind whatsoever at law or in equity, direct or indirect, known or unknown, discovered or undiscovered, asserted or unasserted, contingent or fixed, matured or unmatured, which Old Stairs, its affiliates, successors and assigns, ever had, now has, or hereafter can, shall or may have, arising from the beginning of time to the date hereof (collectively, the “Old Stairs Claims”), including, without limitation, Old Stairs Claims arising from or related to the Formation Agreements; provided, that the foregoing shall not apply to any claims under this Release Agreement.

6.  Release by P&F.  P&F, together with its affiliates, successors and assigns, hereby releases and discharges Visador and CSD, and their respective affiliates, representatives, agents, administrators, successors, assigns, shareholders, members, managers, direct and indirect subsidiaries, direct and indirect parent companies, officers, directors and attorneys from any and all obligations, debts, losses, damages, liabilities, contracts, controversies, agreements, premises, claims, causes of action, and demands of any kind whatsoever at law or in equity, direct or indirect, known or unknown, discovered or undiscovered, asserted or unasserted, contingent or fixed, matured or unmatured, which P&F, its affiliates, successors and assigns, ever had, now has, or hereafter can, shall or may have, arising from the beginning of time to the date hereof (collectively, the “P&F Claims”), including, without limitation, P&F Claims arising from or related to the Formation Agreements; provided, that the foregoing shall not apply to any claims under this Release Agreement.

7.  Conditions Precedent to Occurrence of Effective Date.  This Release Agreement and the obligations of each party hereunder shall automatically become effective upon receipt of the Visador Payment by Visador or its designee; provided, however, that the obligations of the parties hereto pursuant to Section 1 of this Release Agreement shall become effective immediately upon execution by all parties hereto of this Release Agreement.

8.  Presumptions.  Each of the parties hereto acknowledge that it has consulted with counsel and with such other experts and advisors as it has deemed necessary in connection with the negotiation, execution and delivery of this Release Agreement and has participated in the drafting hereof.  Therefore, this Release Agreement shall be construed without regard to any presumption or rule requiring that it be construed against any one party causing this Release or any part hereof to be drafted.

9.  Entire Agreement.  This Release Agreement contains the entire understanding and agreement by and among the parties with respect to the subject matter hereof.  No other agreements, covenants, representations or warranties, expressed or implied, oral or written, have been made by any party with respect to the subject matter of this Release Agreement.  All prior or contemporaneous conversations, negotiations, proposed agreements and agreements, or covenants, representations and warranties with respect to the subject matter hereof are waived and superseded by, replaced in their entireties and merged into this Release Agreement.

10.  Further Assurance.  Each party to this Release Agreement shall execute such other and further documents and instruments as the other party may reasonably request to implement the provisions of this Release Agreement.

11.  Benefit of Agreement.  This Release Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns.  No other person or entity shall be entitled to claim any right or benefit hereunder, including, without limitation, any third-party beneficiary of this Release Agreement.

12.  Severability.  The provisions of this Release Agreement are intended to be severable.  If any provisions of this Release Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or enforceability without in any manner affecting the validity or enforceability of such provision in any other jurisdiction or the remaining provisions of this Release in any jurisdiction.

13.  Governing Law, Jurisdiction, Venue.  This Release Agreement shall be governed by and construed in accordance with the laws of the State of New York applied to contracts to be performed wholly within the State of New York.  Any judicial proceeding brought by or against any party to this Release Agreement with respect to this Release Agreement or any related agreement may be brought in any court of competent jurisdiction in the State of New York, County of New York, United States of America, and, by execution and delivery of this Release Agreement, each party accepts for himself, herself or itself and in connection with his properties, generally and unconditionally, the exclusive jurisdiction of the aforesaid courts, and irrevocably agree to be bound by any judgment rendered thereby in connection with this Release Agreement.  Each party to this Release Agreement waives any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens.

14.  Waiver of Jury Trial.  EACH PARTY TO THIS RELEASE AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS RELEASE AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS RELEASE AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE AND EACH PARTY HEREBY CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS RELEASE AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENTS OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.  IN ADDITION, EACH PARTY WAIVES THE RIGHT TO CLAIM OR RECOVER IN ANY SUCH SUIT, ACTION OR PROCEEDING ANY DAMAGES OTHER THAN OR IN ADDITION TO ACTUAL DAMAGES.

15.  Counterparts; Electronic Signatures.  This Release Agreement may be executed in one or more counterparts, all of which taken together shall constitute one and the same agreement.  Any signature delivered by a party in PDF via e-mail or by facsimile shall be deemed to be an original signature hereto.

16.  Amendment.  No amendment, modification, rescission, waiver or release of any provision of this Release Agreement shall be effective unless the same shall be in writing and signed by the parties hereto.

17.  Headings.  Section headings in this Release Agreement are included herein for convenience of reference only and shall not constitute a part of this Release Agreement for any other purpose.

18.  Representations and Warranties.

a.
Old Stairs represents and warrants to CSD and Visador that, except as set forth on Schedule B-1 to this Release Agreement, it has no actual knowledge of any claim, action, demand or suit of any kind, whether asserted, commenced or threatened by any third party, in connection with the Business.

b.
P&F represents and warrants to CSD and Visador that, except as set forth on Schedule B-2 to this Release Agreement, it has no actual knowledge of any claim, action, demand or suit of any kind, whether asserted, commenced or threatened by any third party, in connection with the Business.

c.
CSD represents and warrants to Old Stairs and P&F that, except as set forth on Schedule B-3 to this Release Agreement, it has no actual knowledge of any claim, action, demand or suit of any kind, whether asserted, commenced or threatened by any third party, in connection with the Business.

d.
Visador represents and warrants to Old Stairs and P&F that, except as set forth on Schedule B-4 to this Release Agreement, it has no actual knowledge of any claim, action, demand or suit of any kind, whether asserted, commenced or threatened by any third party, in connection with the Business.

e.
For purposes of this Release Agreement, “actual knowledge” of a party shall be defined as actual knowledge, without investigation, of the individual executing this Release Agreement on behalf of such party.

[Signatures on next page]

IN WITNESS WHEREOF, this Release Agreement has been duly executed as of the day and year first written above.

OLD STAIRS CO. LLC By: /s/ Christopher Kliefoth Name: Christopher Kliefoth Title: Managing Director

P&F INDUSTRIES, INC. By: Joseph A. Molino, Jr. Name: Joseph A. Molino, Jr. Title: Vice President
VISADOR HOLDINGS LLC By: William E. Smith Name: William E. Smith Title: President
CS DIVESTITURE LLC By: William E. Smith Name: William E. Smith Title: President

SCHEDULE A TO
TERMINATION OF AGREEMENTS,
SETTLEMENT OF CLAIM AND MUTUAL GENERAL RELEASES

COFFMAN STAIRS (AND AFFILIATES) AGREEMENTS WITH WM COFFMAN (AND AFFILIATES)

1.	Asset Purchase Agreement, dated as of June 8, 2009 by and between Coffman Stairs, LLC (now known as CS Divestiture, LLC ) (“CSD”) and WM Coffman LLC (now known as Old Stairs Co LLC (“Old Stairs”).

2.	Side Letter relating to Citibank, N.A. credit agreement amendment, dated June 10, 2009, between CSD and Old Stairs.

3.	Assignment and Assumption Agreement, dated as of June 8, 2009 between CSD and Old Stairs.

4.	Consulting Agreement, dated June 8, 2009, between Visador Holding Corporation (“Visador”) and Old Stairs.

5.	Management Agreement, dated June 8, 2009, between Visador and Old Stairs.

6.	Subordinated Promissory Note in the original principal amount of $3,971,901.64 dated June 8, 2009, by Old Stairs in favor of CSD.

7.	Letter Agreement, dated June 8, 2009, between P&F Industries, Inc. and CSD.

8.	Assignment and Assumption of Lease Agreement, dated as of June 8, 2009, between CSD and Old Stairs.

9.	Sublease Agreement, dated as of June 8, 2009, between Old Stairs and CSD.

10.	Sublease Agreement, dated as of June 8, 2009, between Old Stairs and Visador.

11.	Subordinated Promissory Note in the original principal amount of $210,000 dated November 18, 2009, by Old Stairs in favor of Visador.

SCHEDULE B TO
TERMINATION OF AGREEMENTS,
SETTLEMENT OF CLAIM AND MUTUAL GENERAL RELEASES

SCHEDULE B-1 – REPRESENTATIONS AND WARRANTIES MADE BY OLD STAIRS

1
Amounts owing to various third-party individuals and entities, the aggregate amount of which does not exceed $3.293 million, incurred in the normal operations of Old Stairs prior to its June 2010 event of foreclosure. There exist (or existed) various legal actions by certain of such third parties against Old Stairs for the purpose of collection of amounts outstanding to these same third parties, the aggregate amount of which does not exceed $100,000.

2	A claim by AGNL Coffman, LLC for liquidated damages in connection with the alleged breach and May 4, 2010 termination of Old Stairs’ Marion, Virginia facility lease.

3	An outstanding subordinated note in the amount of $290,000 in favor of Xaimen Wei Yu Wood Products Co. Ltd.]

4.	The Visador Claims (as defined in this Agreement).

5	The P&F Claims (as defined in this Agreement).

SCHEDULE B-2 – REPRESENTATIONS AND WARRANTIES MADE BY P & F INDUSTRIES, INC.

None, other than the items listed on Schedule B-1 above.

SCHEDULE B-3 – REPRESENTATIONS AND WARRANTIES MADE BY CSD

A claim by AGNL Coffman, LLC under the guaranty provisions in connection with the Old Stairs Marion, Virginia Lease

SCHEDULE –B-4 – REPRESENTATIONS AND WARRANTIES MADE BY VISADOR

None, other than the items listed on Schedule B-3 above